UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 3, 2003

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 Davie Road, Suite 110, Ft. Lauderdale, Florida	33317-7424

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 473-1001

SIGNATURES
INDEX TO EXHIBITS
EX-10.1 COMMON STOCK PURCHASE WARRANTS
EX-10.2 COMMON STOCK PURCHASE WARRANTS
EX-99.1 PRESS RELEASE

Item 5. Other Events.

     On July 3, 2003, ProxyMed, Inc. (the “Company”) and First Data Resources Inc., an affiliate of First Data Corporation (“First Data”) entered into an arrangement pursuant to which they will market certain services to the Company’s payer and provider customers under the name “FirstProxy”. A joint press release from the Company and First Data announcing this transaction is attached as an Exhibit to this filing.

     In conjunction with the FirstProxy business arrangement, the Company issued a warrant to First Data for the purchase of up to 600,000 shares of the Company’s common stock at $16.50 per share. Such shares are exercisable in annual traunches of 200,000 shares based on the periodic achievement of certain revenue thresholds by the Company related to FirstProxy services over the three and one-half year period commencing July 3, 2003 and ending on December 31, 2006.

     Additionally, as a result of pre-emptive rights arising from the Stock and Warrant Purchase Agreement dated March 26, 2003 between the Company and General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG. (the “General Atlantic Purchasers”), current stockholders of the Company, the Company will issue the General Atlantic Purchasers warrants to purchase up to 243,882 shares of the Company’s common stock at $16.50 per share. Such shares are exercisable in the same proportions as the First Data warrant and only if the same FirstProxy revenue thresholds are met.

Item 7. Financial Statements, ProForma Financial Information and Exhibits.

     (c)  The following exhibits are included herein:

Exhibit 10.1 — Common Stock Purchase Warrants issued to First Data Corporation.

Exhibit 10.2 — Form of Common Stock Purchase Warrants issued to the General Atlantic Purchasers

Exhibit 99.1 — Press Release dated July 7, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date July 8, 2003	/s/ Judson E. Schmid

Judson E. Schmid, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Common Stock Purchase Warrants issued to the First Data Corporation.
10.2	Form of Common Stock Purchase Warrants issued to the General Atlantic Purchasers.
99.1	Press Release dated July 7, 2003.

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